Exhibit 27(o)

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

VOYA MAP PLUS NPSM

A GROUP DEFERRED VARIABLE AND FIXED ANNUITY CONTRACT

(THE “CONTRACT” OR “CONTRACTS”)

issued to

Plans Established by Eligible Organizations Under Tax Code Sections 401(a),
401(k), 403(b) and 457, including Roth 401(k), Roth 403(b)
and Roth 457(b) Plans

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2022

____________________________________________________________________________

This summary prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the full prospectus for the Contract (the “full prospectus for the Contract”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the contract online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=92912K216. You can also obtain this information at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

 ___________________________________________________________________________

An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Account Value. You should review this summary prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

 ___________________________________________________________________________

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS	3
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT	5
OVERVIEW OF THE CONTRACT	8
Purpose	8
Phases of Contract	9
The Variable Investment Options	9
The Fixed Interest Options	9
Contract Features	10
Benefits Available Under the Contract	11
BUYING THE CONTRACT	13
Purchasing the Contract	13
Participating in the Contract	13
Methods of Purchase Payment	13
Allocation of Purchase Payments	14
Transfer Credits	14
Tax Code Restrictions	14
When Initial and Subsequent Purchase Payments Are Credited	15
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT	15
Withdrawals	15
Calculation of Your Withdrawal	16
Delivery of Payment	16
Withdrawal Restrictions	16
Systematic Distribution Options	17
Loans	18
ADDITIONAL INFORMATION ABOUT FEES	18
Transaction Expenses	18
Annual Contract Expenses	19
Annual Fund Expenses	19
Examples	20
APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT	21
HOW TO GET MORE INFORMATION	56
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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary prospectus.

Account Value: The value of: (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account C, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase: The period of time between the date the Contract became effective and the date you begin receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit: A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value: The value of an Accumulation Unit for a Subaccount of Variable Annuity Account C. Each Subaccount of Variable Annuity Account C has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts: The group or individual deferred fixed and variable annuity Contract offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder: The person to whom we issue the Contract. Generally, the Plan Sponsor or a trust.

Customer Service: The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options: The Guaranteed Accumulation Account, the Fixed Plus Account II and the Fixed Plus Account II A are Fixed Interest Options that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Guaranteed Accumulation Account are deposited in a nonunitized separate account established by the Company. Amounts allocated to the Fixed Interest Options are held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s): The underlying mutual Funds in which the Subaccounts invest.

General Account: The account that contains all of our assets other than those held in Variable Annuity Account C or one of our other separate accounts.

Good Order: Generally, a request is considered to be in “Good Order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase: The period during which you receive payments from your Contract.

Investor (also “you” or “participant”): The individual who participates in the Contract through a retirement plan.

Loan Interest Rate Spread: The difference between the rate charged and the rate credited on loans under your Contract.

Plan Sponsor: The sponsor of your retirement plan. Generally, your employer.

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Purchase Payment: Collectively, the initial purchase payment and any additional purchase payment.

Purchase Payment Period (also called “Deposit Cycle” in the Contract): For installment Purchase Payments, the period of time it takes to complete the number of installment Purchase Payments expected to be made to your account over a year. For example, if your payment frequency is monthly, a payment period is completed after 12 Purchase Payments are made. If only 11 Purchase Payments are made, the payment period is not completed until the twelfth Purchase payment is made. At any given time, the number of payment periods completed cannot exceed the number of Account Years completed, regardless of the number of payments made.

Subaccount: Division(s) of Variable Annuity Account C that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code: The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our: Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary prospectus.

Variable Annuity Account C, the Separate Account: Voya Variable Annuity Account C, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account C is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options: The Subaccounts of Variable Annuity Account C. Each one invests in a specific mutual Fund.

Vested: The amount of money in a participant’s individual account attributable to participant contributions. In an, employer-sponsored retirement plan (i.e., a 401(k) or 403(b) plan), the Vested amount may include employer matching contributions.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Charges for Early Withdrawals

If the Investor withdraws money from the Contract within ten (10) years following a specified date, the Investor can be assessed an early withdrawal charge equal to a maximum of 5% of the amount withdrawn. The specified date referenced in the preceding sentence can vary depending on the terms of the Contract and will be either (1) the date the individual account was established; (2) the date the Contract was established; or (3) the number of completed Purchase Payment periods.

For example, if you make an early withdrawal, you could pay a surrender charge of up to $5,000 on a $100,000 investment.

Please also note that withdrawals from the Guaranteed Accumulation Account are subject to a Market Value Adjustment, which can be either positive or negative (see APPENDIX B in the full prospectus for the Contract).

See “FEE TABLE - Transaction Expenses” and “CHARGES AND FEES - Transaction Fees - Early Withdrawal Charge” in the full prospectus for the Contract.

Transaction Charges

•  In addition to the early withdrawal charge, the Investor may also be charged for other transactions. If you take a loan from your Account Value, you may be subject to a Loan Initiation Fee not to exceed $125 per loan;

•  Certain Funds may impose redemption fees as a result of withdrawals, transfers or other Fund transactions you may initiate; and

•  Charges for advisory services due to an independent advisory services agreement between you and an investment advisor may be deducted from the Contract value.

See “FEE TABLE - Transaction Expenses” and “CHARGES AND FEES” in the full prospectus for the Contract.

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FEES AND EXPENSES (continued from previous page)
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. A Loan Interest Rate Spread (which is the difference between the rate charged and the rate credited on loans under your contract) and an Annual Loan administration fee are charged until the loan is repaid. These ongoing fees and expenses do not reflect any advisory fees due under an independent advisory services agreement with a participant, and if such charges were reflected, these ongoing fees and expenses would be higher.
	Annual Fee	Minimum	Maximum
	Base Contract Expenses	3.55%[1,2]	3.55%[1,2]
	Investment Options (Portfolio Company fees and expenses)	0.28%[3]	1.53%[3]

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost Estimate: $8,833	Highest Annual Cost Estimate: $36,704

Assumes:

•  Investment of $100,000;

•  5% annual appreciation;

•  No optional benefits;

•  Fees and expenses of least expensive Fund;

•  No sales charges or advisory fees; and

•  No additional Purchase Payments, transfers or withdrawals.

Assumes:

•  Investment of $100,000;

•  5% annual appreciation;

•  Fees and expenses of most expensive Fund;

•  No sales charges or advisory fees; and

•  No additional Purchase Payments, transfers or withdrawals.

See “ADDITIONAL INFORMATION ABOUT FEES - Periodic Fees and Expenses” sections of this summary prospectus and “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.

[1]	As a percentage of average Account Value.
[2]	The base contract expenses include (1) the mortality and expense risk charge, which compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits; (2) the subaccount administrative adjustment charge which is applied to a select group of investment options, is only assessed on assets invested in these investment options and varies based upon the investment option; (3) the transferred asset benefit charge, which covers the costs associated with providing the transferred asset benefit for Contract Holders who elect this option. For contracts issued prior to September 27, 2010 (or upon state regulatory approval of the maximum 1.00% charge, whichever is later), the maximum transferred asset benefit charge was 0.50%. This charge will apply for a maximum of seven contract years, depending upon the amount of the transferred asset benefit, and will apply to all participants under the Contract, regardless of whether they receive the benefit of the transferred asset benefit. For example, if your participation in the Contract begins after the transferred asset benefit is allocated to the Contract, you will be subject to the transferred asset benefit charge even though you did not receive any of the transferred asset benefit; and (4) a $30 annual maintenance fee converted to an annual percentage equal to 0.0198%. The administrative expense charge and the annual maintenance fee may be reduced or eliminated in certain circumstances.. See “CHARGES AND FEES - Periodic Fees and Charges - Daily Asset Charge” and “CONTRACT PURCHASE AND PARTICIPATION - Transferred Asset Benefit Option” in the full prospectus for the Contract.
[3]	These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2021, and will vary from year to year.
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RISKS
Risk of Loss	An Investor can lose money by investing in the Contract. See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.
Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. Early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., portfolio companies). Each investment option (including the Guaranteed Accumulation Account and the other Fixed Interest Options) will have its own unique risks, and you should review these investment options before making an investment decision. If all or a portion of your Account Value in the Guaranteed Accumulation Account is withdrawn, you could experience a loss as to the amount invested in that account.

See “THE INVESTMENT OPTIONS - The Variable Investment Options” and “APPENDIX B, APPENDIX C and APPENDIX D” in the full prospectus for the Contract and “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.

Insurance Company Risks

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Options, guarantees or benefits are subject to the financial strength and claims paying ability of VRIAC. More information about VRIAC, including its financial strength and claims paying ability, is available upon request, by contacting Customer Service at 1-800-584-6001.

See “THE CONTRACT - The General Account” in the full prospectus for the Contract.

RESTRICTIONS
Investments

•  Generally, the Contract Holder or you, if permitted by the plan, may select no more than 25 investment options at initial enrollment and no more than 97 during the accumulation phase of your account;

•   Not all Fixed Interest Options may be available for current or future investment;

•   There are certain restrictions on transfers from the Fixed Interest Options;

•  The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•  The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS - Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT - Limits on Frequent or Disruptive Transfers” in the full prospectus for the Contract.

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RESTRICTIONS (continued from the previous page)
Optional Benefits

•  We may discontinue or restrict the availability of an optional benefit.

•  The availability of certain benefits may vary based on employer and state approval; and

•  If a participant elects to pay advisory fees from the Variable Investment Options, such deductions will reduce the death benefit amount and also may be subject to federal and state income taxes and a 10% federal tax penalty.

See the “Benefits Available Under the Contract - Other Optional Benefits” and “MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary prospectus.

TAXES
Tax Implications

•  You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•  There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•  Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

CONFLICTS OF INTEREST
Investment Professional Compensation

•   We pay compensation to broker/dealers whose registered representatives sell the Contract.

•  Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•  Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS - Contract Distribution” in the full prospectus for the Contract.

Exchanges

Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should exchange your Contract only if you determine, after comparing the features, fees and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan. Certain features and benefits may vary depending on the state in which your Contract is issued.

Purpose

The Contract described in this summary prospectus is a group or individual deferred fixed and variable annuity contract. It is intended to be used as a funding vehicle for certain types of retirement plans and to qualify for beneficial tax treatment and/or to provide current income reduction under Tax Code Sections 401(a), 401(k), 403(b) and 457, including Roth 401(k), Roth 403(b) and Roth 457(b) plans. The Contract is not available for sale in the state of New York and, except in limited circumstances, it is no longer available for new sales in other states.

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The existing Contract will continue to accept additional Purchase Payments subject to the terms of the Contract.

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases: An Accumulation Phase and an Income Phase.

Accumulation Phase: During the Accumulation Phase, you direct us to invest your Purchase Payments or Account Value among the follow investment options:

•	Variable Investment Options; and/or
•	Fixed Interest Options.

Income Phase: During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. However, during the Income Phase you will be unable to make withdrawals, and any death benefits and living benefits will terminate. The Contract offers several Income Phase payment options. In general, you may:

•	Receive Income Phase payments over a lifetime or for a specified period;
•	Receive Income Phase payments monthly, quarterly, semi-annually or annually;
•	Select an Income Phase option that provides a death benefit to Beneficiaries; or
•	Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

Withdrawals will not be allowed during the Income Phase. For more information about the Income Phase, see “THE INCOME PHASE” in the full prospectus for the Contract.

The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying Fund is set forth in an appendix to this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The following Fixed Interest Options may be available through the Contract:

•	The Guaranteed Accumulation Account;
•	The Fixed Plus Account II; and
•	The Fixed Plus Account II A.
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Not all Fixed Interest Options may be available for current or future investment. For descriptions of the Fixed Interest Options that may be available through the Contract, see AppendiX B, APPENDIX C and APPENDIX D and in the full prospectus for the Contract and the Guaranteed Accumulation Account prospectus. The Guaranteed Accumulation Account prospectus may be obtained free of charge by calling Customer Service at 1-800-584-6001.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). The availability of a death benefit during the Income Phase depends upon the Income Phase annuity payment option selected. If made available under your Contract, you can elect the Return of Purchase Payment Death Benefit or the Adjusted Purchase Payment Guaranteed Death Benefit. See the “Benefits Available Under the Contract” below.

For most Contracts, the death benefit will be based on your Account Value. For amounts held in the Guaranteed Accumulation Account, any positive aggregate market value adjustment (the sum of all market value adjustments calculated due to a withdrawal) will be included in your Account Value. If a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. We describe the market value adjustment in APPENDIX B in the full prospectus for the Contract and in the Guaranteed Accumulation Account prospectus.

The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in Fixed Interest Options, calculated from date of death at a rate specified by state law.

Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, you may initiate a loan during the Accumulation Phase from your Account Value allocated to certain Subaccounts and Fixed Interest Options. There are charges associated with loans. Loans are subject to requirements under the Tax Code and related loan regulations, as well as ERISA (if applicable). Further restrictions may apply due to our administrative practices or those administrative practices of a third party administrator selected by your Plan Sponsor.

Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Withdrawals. During the Accumulation Phase, you may, under some plans, withdraw all or part of your Account Value. Amounts withdrawn may be subject to an early withdrawal charge, other deductions, tax withholding and taxation.

Charges for Advisory Services. A participant may enter into an agreement with an independent investment adviser that will provide agreed-upon advisory services and may arrange to have the advisory fees deducted from the Variable Investment Options, in which case such deductions will reduce the death benefit payable under the participant's Contract, they may be subject to federal and state income taxes and a 10% penalty tax. See “CHARGES AND FEES – Charges for Advisory Services” in the full prospectus for the Contract.

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Benefits Available Under the Contract

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Account Value Death Benefit	Pays a death benefit equal to the Account Value	Standard	No additional fee for this death benefit.

For amounts held in the Guaranteed Accumulation Account, if a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.

Any advisory fees deducted reduce Account Value and thus reduce the amount of this death benefit.

Return of Purchase Payment Death Benefit

Death benefit is the greater of:

•  Your Account Value plus any positive aggregate market value adjustment that applies to amounts allocated to the Guaranteed Accumulation Account; or

•  The sum of payments (minus any applicable premium tax) made to your account minus withdrawals made from your account and any outstanding loan amount.

		Standard	No additional fee for this benefit.

If Beneficiary does not request payment of the death benefit as a lump sum or as an Income Phase payment option within six months of your death, the amount of the death benefit is the Account Value. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits. (See “Account Value Death Benefit”).

Any advisory fees deducted reduce the amount of this death benefit.

Asset Rebalancing Program	Allows you to reallocate your Account Value in the investments and percentages you identify.	Standard	No additional fee for this benefit.	Account Values invested in certain investment options may not be available for rebalancing under this program. Subaccount reallocations or changes outside of the asset rebalancing program may affect the program. Changes such as Fund mergers, substitutions or closures may also affect the program. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.	Standard	No additional fee for this benefit.	If not required under the plan, VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Loans	Allows you to borrow against your Account Value.	Standard	Loan Interest Rate Spread (per annum): 3.00%; or Loan Initiation Fee: $125 per loan; and Annual Loan Administration Fee: $50 per loan.	Amounts borrowed under a Contract do not participate in the investment performance of the Subaccounts and the interest guarantees of the Fixed Interest Options and you may lose the benefit of tax-deferred growth on earnings. Loans, therefore, can affect the Account Value and death benefit whether or not the loan is repaid. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Transferred Asset Benefit Option (“TAB”)	The Company may provide a transferred asset benefit (“TAB”) option to the Contract Holder in connection with the purchase of the Contract in order to help defray charges that may apply when assets are transferred from another financial provider.	Optional	The Company will apply a dollar amount not to exceed 5% of the total plan assets transferred to the Company.	In the event that the Contract Holder elects the TAB option, there will be an additional transferred asset benefit charge not to exceed 1.00% (not to exceed 0.50% for contracts issued prior to September 27, 2010, or upon state regulatory approval of the maximum 1.00% charge, whichever is later), and a reduction in the Fixed Plus Account II or the Fixed Plus Account II A interest credited rate not to exceed 1.00% (not to exceed 0.50% for contracts issued prior to September 27, 2010, or upon state regulatory approval of the maximum 1.00% charge, whichever is later), which will apply to all participants under the Contract regardless of whether they receive the benefit of the TAB. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.

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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Deduction of Advisory Fees from Participant Account	Contract permits adviser retained by participant to have its fees deducted from participant account.	Standard	No additional fee for this benefit.

Advisory fees deducted reduce the amount of death benefit and may be treated as a withdrawal upon proper authorization – see discussion of each death benefit in this table above.

Withdrawal of advisory fees from a participant’s account may be subject to federal and state income taxes and a 10% federal penalty tax.

BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•	The Contract Holder submits the required forms and application to the Company; and
•	We approve the forms and issue a Contract to the Contract Holder.

Participating in the Contract

To participate in the Contract:

•	We provide you with enrollment materials for completion and return to us, which may be completed electronically where available (occasionally enrollment is conducted by someone unaffiliated with us who is assisting the Contract Holder); and
•	If your enrollment materials are complete and in Good Order, we establish one or more accounts for you. Under certain plans we establish an employee account for contributions from your salary and an employer account for employer contributions. We may also establish Roth 401(k), Roth 403(b) and Roth 457(b) accounts.

Methods of Purchase Payment

The Contract may allow one or more of the following Purchase Payment methods:

•	Lump-sum payments: A one-time payment to your account in the form of a transfer from a previous plan; and/or
•	Installment payments: More than one payment made over time to your account.

The plan and the Contract may have certain rules or restrictions that apply to the use of these two methods. For example, we may require that installment payments meet certain minimums. For information about these rules or restrictions, please refer to your certificate/enrollments materials or the Contract (held by the Contract Holder).

Contributions to Roth 401(k), Roth 403(b) or Roth 457(b) accounts must be made by after-tax salary reduction, exchange, or rollover payments (to the extent allowed by the Contract) paid to us on your behalf, as permitted by the Tax Code and the plan. Under some Contracts we will place the different types of payments in distinct accounts, including Roth 401(k), Roth 403(b) and Roth 457(b) accounts, where each account will have its own early withdrawal charge schedule. See “FEDERAL TAX CONSIDERATIONS - Taxation of Qualified Contracts - Contributions” and “CHARGES AND Fees – Transaction Fees - Early Withdrawal Charge” in the full prospectus for the Contract.

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Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “Investment Options” in the full prospectus for the Contract.

Transfer Credits

Contributions to a Contract may include plan assets transferred from a financial provider who has imposed a cancellation penalty on that transfer. To offset that penalty, the Company will, subject to certain conditions and state approvals, apply a transfer credit on transferred assets. This credit is provided on a nondiscriminatory basis if your Contract is eligible.

The transfer credit will be applied no later than ten business days after the end of the quarter in which the contribution is received by us in Good Order. Transferred assets, less any premium tax, will be allocated to a participant’s individual account in amounts authorized by the Contract Holder. If no instructions are received from the Contract Holder, the transferred assets will be allocated to the Plan’s forfeiture account.

The transfer credit is equal to a specified percentage of the transferred assets, or other specified amount that is transferred to the Company under a Contract, that remains in the participant’s individual account for the period of time specified by the Company. Any applicable transfer credit will be deducted from:

•	A full withdrawal initiated by the Contract Holder; or
•	A full or partial withdrawal initiated by the participant, except for those eligible distributions from qualified plans that happen upon the occurrence of certain events. See FEDERAL TAX CONSIDERATIONS - Taxation of Qualified Contracts - Distributions - Eligibility” in the full prospectus for the Contract.

Transfer credits will not be applied to assets transferred into the Contract from existing contracts. Only net contributions not previously held by the Contract are eligible for a transfer credit.

If a transfer credit is due under your Contract, you will be provided with additional information.

Election of a transfer credit may result in a higher mortality and expense risk charge and impact the credited interest rate under the Fixed Plus Account and Fixed Plus Account II A Fixed Interest Options. See “CHARGES AND Fees,” “Appendix C: FIXED PLUS ACCOUNT II” and “APPENDIX D: FIXED PLUS ACCOUNT II A” in the full prospectus for the Contract.

Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

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When Initial and Subsequent Purchase Payments Are Credited

Initial Purchase Payment. We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payments for five business days, unless you consent to our holding them longer. Under limited circumstances, we may also agree, for a particular plan, to hold Purchase Payments for longer periods with the permission of the Contract Holder. If we agree to do this, the Purchase Payments remain in a non-interest bearing bank account until processed (or for a maximum of 105 days). If we reject the application or enrollment forms, we will return the forms and any Purchase Payments.

Subsequent Purchase Payments. If all or a portion of initial Purchase Payments are directed to the Subaccounts, they will purchase Subaccount Accumulation Units at the Accumulation Unit Value next computed after our acceptance of the applicable application or enrollment forms, as described in “CONTRACT PURCHASE AND PARTICIPATION” in the full prospectus for the Contract. Subsequent Purchase Payments or transfers directed to the Subaccounts that we receive in Good Order by the close of business of the New York Stock Exchange (“NYSE”) (normally at 4:00 p.m. Eastern Time) will purchase Subaccount Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on that day. The value of Subaccounts may vary day to day. Subsequent Purchase Payments and transfers received in Good Order after the close of the NYSE will purchase Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on the next business day.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Interest Options and other restrictions (see “Withdrawal Restrictions” in this section), the Contract Holder, or you if permitted by the plan, may withdraw all or a portion of your Account Value at any time during the Accumulation Phase.

Steps for Making a Withdrawal

The Contract Holder, or you if permitted by the plan, must:

•	Select the Withdrawal Amount:
•	Full Withdrawal: You will receive, reduced by any required tax, your Account Value allocated to the Subaccounts, the Guaranteed Accumulation Account (plus or minus any applicable market value adjustment) and the Fixed Account, minus any applicable early withdrawal charge, maintenance fee and redemption fees, plus the amount available for withdrawal from the Fixed Plus Account II and/or the Fixed Plus Account II A; or
•	Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted by any applicable redemption fees and by any applicable early withdrawal charge for amounts withdrawn from the Subaccounts, the Guaranteed Accumulation Account or the Fixed Account and any positive or negative market value adjustments for amounts withdrawn from the Guaranteed Accumulation Account. The amounts available from the Fixed Plus Account II and Fixed Plus Account II A may be limited.
•	Select Investment Options. Subject to any applicable withdrawal order requirements for Contracts that have Fixed Plus Account II and Fixed Plus Account II A as an investment option, we will withdraw dollars in the same proportion as the values you hold in the various investment options from each investment option in which you have an Account Value unless otherwise specified by you; and
•	Properly complete a disbursement form and submit it to Customer Service.
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For amounts you withdraw from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts you withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal (and with respect to the Guaranteed Accumulation Account, will reflect any positive or negative market value adjustment) and will reduce your Account Value accordingly. A reduction to your Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit (if your death benefit amount is based on your Account Value). For a description of limitations on withdrawals from the Fixed Plus Account II and Fixed Plus Account II A, please see APPENDIX C and APPENDIX D in the full prospectus for the Contract.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•	As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or
•	On such later date as specified on the disbursement form.

Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order.

Withdrawal Restrictions

Many plans may have limits on withdrawals that may be made from the plan. Some examples of these limits are listed below:

•	Section 403(b)(11) of the Tax Code generally prohibits withdrawals under 403(b) Contracts prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship of the following:
•	Salary reduction contributions made after December 31, 1988; and
•	Earnings on those contributions and earnings on amounts held before 1989 and credited after December 31, 1988. Income attributable to salary reduction contributions and credited on or after January 1, 1989, may not be distributed in the case of hardship;
•	403(b) regulations impose restrictions on the distribution of 403(b) employer contributions under certain Contracts. See “FEDERAL Tax Considerations – Distributions – Eligibility – 403(b) and Roth 403(b) Plans” in the full prospectus for the Contract;
•	401(k) plans generally prohibit withdrawal of salary reduction contributions and associated earnings prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship;
•	The Contract generally requires that the Plan Sponsor or its delegate certify that you are eligible for the distribution;
•	If you are married and covered by an ERISA plan, the Contract Holder must provide certification that Retirement Equity Act requirements have been met;

The Tax Code and/or your plan may impose other limitations on withdrawals. See “FEDERAL Tax Considerations – Distributions – Eligibility” in the full prospectus for the Contract.

Waivers of Early Withdrawal Charge and Fixed Plus Account II or Fixed Plus Account II A Full Withdrawal Provisions

Although the Tax Code permits distributions upon a participant’s severance from employment, the Contracts do not provide for a waiver of early withdrawal charges or the Fixed Plus Account II or Fixed Plus Account II A full withdrawal provisions unless the severance from employment would otherwise have qualified as a separation from service under prior IRS “same desk” guidance (prior to enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001). Generally, a severance from employment due to a merger, liquidation, consolidation or other employer transaction does not qualify as a separation from service.

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Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•	Systematic Withdrawal Option (“SWO”) - SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account. (This option may not be available if you have an outstanding loan); and
•	Estate Conservation Option (“ECO”) - This option also allows you to maintain the account in the Accumulation Phase and provides periodic payments designed to meet the Tax Code’s required minimum distributions. Under this option, the Company calculates the minimum distribution amount required by law (generally at age 72 (age 70½ if born before July 1, 1949) or retirement, if later) and pays you that amount once a year.

Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

If not required under the plan, the Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Electing a Systematic Distribution Option

The Contract Holder, or you if permitted by the plan, may elect a systematic distribution option. The Plan Sponsor or its delegate generally must provide the Company with certification that you are eligible for a distribution and that the distribution is in accordance with the terms of the plan.

Terminating a Systematic Distribution Option

Once you elect a systematic distribution option (other than accounts that are part of 457 plan Contracts issued to non-governmental, tax exempt employers), you may revoke it at any time by submitting a written request to Customer Service. Once revoked, an option may not be elected again until the next calendar year, nor may any other systematic distribution option be elected, unless the Tax Code permits it.

Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

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Loans

Availability

If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants may initiate a loan during the Accumulation Phase from their individual Account Value allocated to certain Subaccounts and Fixed Interest Options. The amount available for a loan is limited to the Vested individual Account Value attributable to participant contributions subject to any plan vesting limits as determined by the Contract Holder, plus any additional amounts allowed by the plan as determined by the Contract Holder. Amounts available from some Investment Options may be subject to limitations specified in the loan agreement. See “LOANS” in the full prospectus for the Contract for additional information.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering or making withdrawals from the Contract. These fees and expenses do not reflect any advisory fee paid to an independent investment advisor retained by a participant, and if such charges were reflected, these fees and expenses would be higher. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you may pay at the time you buy the Contract, surrender or make withdrawals from the Contract or take a loan from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Early Withdrawal Charge[4] (as a percentage of amount withdrawn, if applicable)	5.00%
Maximum Loan Fee
Loan Initiation Fee[5]	$125.00
Premium Tax[6]	0.00% to 4.00%

[4]	This is a deferred sales charge. The percentage will be determined by the applicable early withdrawal charge schedule in the “CHARGES AND Fees” section of the full prospectus for the Contract. In certain cases, this charge may not apply to a portion or all of your withdrawal. The early withdrawal charge reduces over time. This charge may be waived, reduced or eliminated in certain circumstances. See “CHARGES AND Fees” in the full prospectus for the Contract.
[5]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to a loan initiation fee. If assessed, the loan initiation fee will apply to each outstanding loan taken and will be deducted from the Account Value. We reserve the right to change the fee charged for loan initiation, but not to exceed $125. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[6]	We reserve the right to deduct a charge for premium taxes from your Account Value or from payments to the Account at any time, but not before there is a tax liability under state law. See “CHARGES AND Fees ‒ Premium and Other Taxes” in the full prospectus for the Contract.
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The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

Annual Contract Expenses

Base Contract Expenses [7,8] (as a percentage of average Account Value)	3.55%
Administrative Expenses[8]	$30.00
Subaccount Administrative Adjustment Charge[9]	0.80% (on certain funds)
Loan Interest Rate Spread (per annum)[10]	3.00%
Annual Loan Administration Fee[11]	$50.00

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	0.28%	1.60%
Range of total annual Fund operating expenses after any waivers or expense reimbursements[12]	0.28%	1.53%

When the Subaccount Administrative Adjustment charge is included, the minimum and maximum expenses associated with the Funds are 0.88% and 1.53%, respectively. See “CHARGES AND FEES – Periodic Fees and

[7]	The daily asset charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. During the Income Phase, the charge is 1.25% on an annual basis. The transferred asset benefit charge also included in the base contract expenses, covers the costs associated with providing the transferred asset benefit for Contract Holders who elect this option. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. See “CHARGES AND FEES” in the full prospectus for the Contract.
[8]	These expenses may be waived, reduced or eliminated in certain circumstances. See “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.
[9]	The subaccount administrative adjustment charge applies to a select group of investment options, identified in the Charges and Fees section. The charge is only assessed on assets invested in these investment options, and varies based upon the investment option. For Contracts issued before May 1, 2004 (or state regulatory approval of the maximum 0.80% charge, whichever is later), the maximum subaccount administrative adjustment charge is 0.50%. The maximum subaccount administrative adjustment charge we currently apply is 0.60%. See “CHARGES AND FEES - Subaccount Administrative Adjustment Charge” in the full prospectus for the Contract.
[10]	This is the difference between the rate charged and the rate credited on loans under your Contract. We reserve the right to assess a Loan Interest Rate Spread between 0.0% and 3.0% per annum. If applied, the Loan Interest Rate Spread is generally 2.5% per annum. The Loan Interest Rate Spread is charged until the loan is repaid in full. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[11]	Certain Contracts that have a 0.0% loan interest spread may be subject to an annual loan administration fee. If assessed, the annual loan administration fee will apply to each outstanding loan and will be deducted from the Account Value annually at the beginning of each calendar year. We reserve the right to change the annual fee charged for loan maintenance, but the fee shall not exceed $50. The Annual Loan administration fee is charged until the loan is repaid in full. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[12]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2022, and can only be terminated early with approval by the Fund company’s board of directors.
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Charges – Subaccount Administrative Adjustment Charge” in the full prospectus for the Contract for information about this charge on a select group of investment options.

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses. They do not reflect any advisory fee paid to an independent investment advisor (if retained by a participant) from a participant’s account, and if such charges were reflected, the costs would be higher.

The following example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	$9,440	$17,801	$22,318	$42,321
Example B: If you do not withdraw your entire Account Value or if you select an income Phase payment option at the end of the applicable time period:[13]	1 Year	3 Years	5 Years	10 Years
	$8,833	$16,644	$23,587	$36,704

[13]	This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and may be subject to an early withdrawal charge. (Refer to Example A.)
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APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. The Funds available to you may vary based on employer and state approval and participants should refer to their plan documents for a list of available Funds.

More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=92912K216. You can also request this information at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term growth of capital.	AB Relative Value Fund (Class A)[1] Investment Adviser: AllianceBernstein L.P.	0.90%	22.05%	11.52%	12.81%
Seeks long-term capital appreciation.	Alger Capital Appreciation Fund (Class A)[1] Investment Adviser: Fred Alger Management, LLC	1.15%	17.58%	23.56%	18.63%
Seeks long-term capital appreciation.	Alger Responsible Investing Fund (Class A)[1] Investment Adviser: Fred Alger Management, LLC	1.27%	23.91%	23.07%	16.95%
Seeks long-term capital appreciation.	Allspring Special Small Cap Value Fund (Class A)[1] Investment Adviser: Allspring Funds Management, LLC Subadviser: Allspring Capital Management Incorporated	1.29%	15.19%	16.53%	14.92%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[1]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	21

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital growth, consistent with Islamic principles.	Amana Growth Fund (Investor Shares)[2] Investment Adviser: Saturna Capital Corporation	0.95%	31.53%	25.17%	17.76%
Seeks current income and preservation of capital, consistent with Islamic principles. Current income is the Fund’s primary objective.	Amana Income Fund (Investor Shares)[2] Investment Adviser: Saturna Capital Corporation	1.04%	22.51%	15.06%	12.77%
Seeks to provide total return and inflation protection consistent with investment in inflation-indexed securities.	American Century Investments® Inflation-Adjusted Bond Fund (Investor Class)[2] Investment Adviser: American Century Investment Management, Inc.	0.47%	6.37%	4.92%	2.63%
Seeks to provide (1) conservation of capital, (2) current income and (3) long-term growth of capital and income.	American Funds® - American Balanced Fund® (Class R-3)[2] Investment Adviser: Capital Research and Management CompanySM	0.89%	15.36%	11.05%	10.75%
Seeks to provide long-term growth of capital while providing current income.	American Funds® - Capital World Growth and Income Fund® (Class R-3)[2] Investment Adviser: Capital Research and Management CompanySM	1.06%	14.43%	12.82%	11.23%
Seeks to provide long-term growth of capital.	American Funds® - EuroPacific Growth Fund® (Class R-3)[2] Investment Adviser: Capital Research and Management CompanySM	1.11%	2.19%	12.14%	9.30%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[2]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	22

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to achieve long-term growth of capital and income.	American Funds® - Fundamental Investors® (Class R-3)[3] Investment Adviser: Capital Research and Management CompanySM	0.93%	22.08%	15.27%	14.60%
Seeks to provide long-term growth of capital. However future income will remain a consideration in the management of the Fund.	American Funds® - New Perspective Fund® (Class R-3)[3] Investment Adviser: Capital Research and Management CompanySM	1.06%	17.34%	19.50%	15.06%
Seeks to provide growth of capital.	American Funds® - The Growth Fund of America® (Class R-3)[3] Investment Adviser: Capital Research and Management CompanySM	0.94%	18.93%	20.48%	17.55%
Seeks to provide current income while secondarily striving for capital growth.	American Funds® - The Income Fund of America® (Class R-3)[3] Investment Adviser: Capital Research and Management CompanySM	0.90%	16.96%	9.14%	9.04%
Seeks to produce income and to provide an opportunity for growth of principal consistent with sound common stock investing.	American Funds® - Washington Mutual Investors FundSM (Class R-3)[3] Investment Adviser: Capital Research and Management CompanySM	0.93%	28.05%	14.78%	13.84%
Seeks long-term capital appreciation.	Ariel Appreciation Fund (Investor Class)[3] Investment Adviser: Ariel Investments, LLC	1.12%	25.86%	10.76%	12.76%
Seeks long-term capital appreciation.	Ariel Fund (Investor Class)[3] Investment Adviser: Ariel Investments, LLC	1.00%	30.36%	12.33%	14.37%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[3]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	23

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks maximum long-term capital growth.	Artisan International Fund (Investor Shares)[4,5] Investment Adviser: Artisan Partners Limited Partnership	1.19%	9.02%	12.09%	9.10%
Seeks long-term total return and current income.	BlackRock Equity Dividend Fund (Investor A Shares)[4] Investment Adviser: BlackRock Advisors, LLC	0.96%	-1.80%	9.33%	9.57%
Seeks capital appreciation and, secondarily, income by investing in securities, primarily equity securities that Fund management believes are undervalued and therefore represent an investment value.	BlackRock Mid Cap Value Fund (Investor A Shares)[4] Investment Adviser: BlackRock Advisors, LLC	1.00%	1.24%	9.41%	8.82%
Seeks long-term capital appreciation.	Columbia Acorn® Fund (Class A)[4] Investment Adviser: Columbia Wanger Asset Management, LLC	1.11%	-13.74%	10.70%	10.02%
Seeks to provide shareholders with high level of current income as its primary objective and, as its secondary objective, capital growth.	Columbia High Yield Bond Fund (Advisor Class)[4] Investment Adviser: Columbia Management Investment Advisers, LLC	0.76%	1.42%	4.40%	4.73%
Seeks to provide shareholders with a high level of current income and as a secondary objective, steady growth of capital.	Columbia Large Cap Value Fund (Advisor Class)[4] Investment Adviser: Columbia Management Investment Advisers, LLC	0.75%	15.36%	10.61%	11.58%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[4]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[5]	The Artisan International Fund is available for investment from new investors.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	Columbia Select Mid Cap Value Fund (Class A)[6] Investment Adviser: Columbia Management Investment Advisers, LLC	1.13%	18.15%	10.09%	11.86%
Seeks long-term capital appreciation.	CRM Mid Cap Value Fund (Investor Shares)[6] Investment Adviser: Cramer Rosenthal McGlynn, LLC	1.16%	10.55%	12.07%	10.22%
Seeks long-term growth of principal and income.	Dodge & Cox International Stock Fund[6,7] Investment Adviser: Dodge & Cox	0.63%	11.02%	7.19%	7.58%
Seeks long-term growth of principal and income. A secondary objective is to achieve a reasonable current income.	Dodge & Cox Stock Fund[6] Investment Adviser: Dodge & Cox	0.52%	31.68%	14.14%	15.56%
Seeks total return.	Eaton Vance Large-Cap Value Fund (Class R)[6,8] Investment Adviser: Boston Management and Research (BMR), a subsidiary of Eaton Vance Management. Investment adviser to the Large-Cap Value Portfolio	1.29%	24.01%	11.76%	11.97%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[6]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[7]	Dodge & Cox International Stock Fund is only available to plans offering the Fund prior to January 16, 2015.
[8]	Eaton Vance Large-Cap Value Fund invests all of its investable assets in interests in Large-Cap Value Portfolio, which has the same investment objective and policies as the Fund.
ISP.109860-22	25

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Fidelity Advisor® New Insights Fund (Class I)[9] Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadviser(s): FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.51%	24.62%	19.72%	16.33%
Seeks a high level of current income. The Fund may also seek capital appreciation.	Fidelity Advisor® Strategic Income Fund (Class A)[9] Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadviser(s): FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research (Japan) Limited, FIL Investment Advisors, FIL Investment Advisors (UK) and FIL Investments (Japan) Limited	0.55%	-0.56%	4.32%	4.18%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[9]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	26

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	Fidelity® VIP ContrafundSM Portfolio (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadviser(s): FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.47%	9.92%	10.01%	8.65%
Seeks reasonable income. Also considers the potential for capital appreciation. Seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.	Fidelity® VIP Equity-Income PortfolioSM (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadviser(s): FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.52%	27.83%	20.17%	16.64%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.109860-22	27

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to achieve capital appreciation.	Fidelity® VIP Growth Portfolio Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadviser(s): FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.52%	23.21%	26.29%	19.70%
Seeks capital appreciation.	Franklin Mutual Global Discovery Fund (Class R)[10] Investment Adviser: Franklin Mutual Advisers, LLC	1.53%	-4.87%	5.16%	5.90%
Seeks long-term total return. Under normal market conditions, the Fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Small Cap Value VIP Fund (Class 2)[11] Investment Adviser: Franklin Mutual Advisers, LLC	0.91%	25.37%	9.94%	12.13%
Seeks long-term capital growth.	Franklin Small-Mid Cap Growth Fund (Class A)[10] Investment Adviser: Franklin Advisers, Inc.	0.86%	47.40%	18.63%	13.72%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[10]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[11]	The Franklin Small Cap Value VIP Fund is closed to investment by new Investors. Existing retirement plans and individual Investors who have investment in the Subaccount that corresponds to this fund may leave their investment in that Subaccount and may continue to make additional purchases and exchanges.
ISP.109860-22	28

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Invesco Capital Appreciation Fund (Class A)[12] Investment Adviser: Invesco Advisers, Inc. Subadviser: Invesco Advisers, Inc.	0.95%	15.62%	20.60%	15.83%
Seeks capital appreciation.	Invesco Developing Markets Fund (Class A)[12,13] Investment Adviser: Invesco Advisers, Inc. Subadviser: Invesco Advisers, Inc.	1.20%	-12.59%	8.51%	5.59%
Seeks capital appreciation.	Invesco Gold & Special Minerals Fund (Class A)[12] Investment Adviser: Invesco Advisers, Inc. Subadviser: Invesco Advisers, Inc.	1.05%	-8.21%	13.23%	-6.32%
Seeks long-term growth of capital.	Invesco HealthCare Fund (Investor Class)[12] Investment Adviser: Invesco Advisers, Inc.	1.02%	6.02%	13.19%	13.35%
Seeks total return.	Invesco International Bond Fund (Class A)[12] Investment Adviser: Invesco Advisers, Inc. Subadviser: Invesco Advisers, Inc.	1.02%	-14.05%	1.21%	1.45%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[12]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[13]	The Invesco Developing Markets Fund is only available to plans offering the Fund prior to April 12, 2013.
ISP.109860-22	29

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Invesco Main Street Mid Cap Fund® (Class A)[14] Investment Adviser: Invesco Advisers, Inc.	1.06%	16.26%	11.03%	12.00%
Seeks long-term growth of capital.	Invesco Small Cap Value Fund (Class A)[14] Investment Adviser: Invesco Advisers, Inc.	1.12%	29.01%	10.78%	13.04%
Seeks long-term capital appreciation.	Lazard Emerging Markets Equity Portfolio (Open Shares)[14,15] Investment Adviser: Lazard Asset Management LLC	1.32%	5.13%	5.19%	7.15%
Seek high current income and the opportunity for capital appreciation to produce a high total return.	Lord Abbett Bond Debenture Fund (Class R4)[14] Investment Adviser: Lord, Abbett & Co. LLC	0.83%	3.21%	5.72%	6.39%
Seeks to deliver current income and the opportunity for capital appreciation by investing primarily in U.S. investment grade corporate, government, and mortgage- and asset-backed securities.	Lord Abbett Core Fixed Income Fund (Class A)[14,16] Investment Adviser: Lord, Abbett & Co. LLC	0.60%	-0.89%	3.47%	2.89%
Seeks to deliver long-term growth of capital by investing primarily in stocks of small U.S. companies	Lord Abbett Developing Growth Fund (Class A)[14,16] Investment Adviser: Lord, Abbett & Co. LLC	0.93%	-2.66%	30.37%	16.99%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[14]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[15]	The Lazard Emerging Markets Equity Portfolio is only available to plans offering the portfolio prior to July 19, 2010.
[16]	The Lord Abbett Core Fixed Income Fund and the Lord Abbett Developing Growth Fund are only available to plans offering these Funds prior to December 31, 2015.
ISP.109860-22	30

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to deliver long-term growth of capital by investing primarily in stocks of U.S. companies.	Lord Abbett Fundamental Equity Fund (Class A)[17] Investment Adviser: Lord, Abbett & Co. LLC	0.94%	29.02%	10.95%	11.79%
Seeks to deliver long-term growth of capital by investing primarily in stocks of mid-sized U.S. companies.	Lord Abbett Mid Cap Stock Fund (Class A)[17,18] Investment Adviser: Lord, Abbett & Co. LLC	1.02%	28.88%	8.28%	10.80%
Seeks to deliver long-term growth of capital by investing primarily in stocks of small U.S. companies.	Lord Abbett Small-Cap Value Fund (Class A)[17,18] Investment Adviser: Lord, Abbett & Co. LLC	1.19%	26.43%	7.01%	9.67%
Seeks total return.	MainStay CBRE Real Estate Fund (Class A)[17] Investment Adviser: New York Life Investment Management LLC Subadviser: CBRE Clarion Securities LLC	1.18%	-12.23%	2.20%	6.73%
Seeks long-term growth of capital.	MainStay Winslow Large Cap Growth Fund (Class R3)[17] Investment Adviser: New York Life Investment Management LLC Subadviser: Winslow Capital Management, Inc.	1.28%	24.07%	25.02%	18.08%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[17]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[18]	The Lord Abbett Mid Cap Stock Fund and the Lord Abbett Small-Cap Value Fund are only available to plans offering these Funds prior to September 1, 2005.
ISP.109860-22	31

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Massachusetts Investors Growth Stock Fund (Class A)[19] Investment Adviser: Massachusetts Financial Services Company	0.71%	26.20%	22.90%	17.58%
Seeks growth of capital.	Neuberger Berman Genesis Fund® (Trust Class)[19] Investment Adviser: Neuberger Berman Investment Advisers LLC	1.09%	24.73%	15.45%	12.41%
Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund’s environmental, social and governance (ESG) criteria.	Neuberger Berman Sustainable Equity Fund (Trust Class)[19,20] Investment Adviser: Neuberger Berman Investment Advisers LLC	1.02%	19.21%	12.87%	11.53%
Seeks income and conservation of principal and secondarily long-term growth of capital.	Pax Sustainable Allocation Fund (Investor Class)[19] Investment Adviser: Impax Asset Management LLC	0.87%	15.31%	11.93%	9.96%
Seeks to maximize current income. Long-term capital appreciation is a secondary objective.	PIMCO Income Fund (Class A) Investment Adviser: Pacific Investment Management Company LLC	1.02%	2.61%	5.08%	6.98%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO Real Return Portfolio (Administrative Class) Investment Adviser: Pacific Investment Management Company LLC	0.67%	5.59%	5.33%	3.05%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[19]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[20]	The Neuberger Berman Sustainable Equity Fund is closed to new retirement plans.
ISP.109860-22	32

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Maximize total return through a combination of income and capital appreciation.	Pioneer High Yield Fund (Class A)[20] Investment Adviser: Amundi Asset Management US, Inc.	1.10%	5.75%	5.30%	6.13%
Seeks a high level of current income.	Pioneer Strategic Income Fund (Class A)[20] Investment Adviser: Amundi Asset Management US, Inc.	1.06%	2.15%	4.52%	4.56%
Seeks long-term growth of capital and current income.	Royce Total Return Fund (Service Class)[20] Investment Adviser: Royce	1.50%	25.78%	9.91%	11.17%
Seeks to provide long-term capital appreciation by investing primarily in mid-sized companies that appear to be undervalued.	T. Rowe Price Mid-Cap Value Fund (R Class)[20,21] Investment Adviser: T. Rowe Price Associates, Inc.	1.30%	23.89%	8.74%	12.49%
Seeks long-term capital growth.	Templeton Foreign Fund (Class A)[20] Investment Adviser: Templeton Global Advisors Limited	1.10%	-5.92%	3.26%	2.51%
Seeks long-term growth of capital.	The Hartford International Opportunities Fund (Class R4)[20,22] Investment Adviser: Hartford Funds Management Company, LLC (“HFMC”) Subadviser: Wellington Management Company, LLP	1.11%	7.28%	10.30%	8.59%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[20]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[21]	The T. Rowe Price Mid-Cap Value Fund is only available to plans offering the Fund prior to February 25, 2005.
[22]	The Hartford International Opportunities Fund is closed to new retirement plans.
ISP.109860-22	33

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation by investing in equity and debt securities of all types. The secondary, non-fundamental goal of the Fund is to seek some current income.	Thornburg International Equity Fund (Class R4)[23] Investment Adviser: Thornburg Investment Management, Inc. (“Thornburg”)	1.16%	7.30%	11.05%	8.14%
Seeks to provide long-term capital appreciation and income.	Vanguard® Diversified Value Portfolio[24] Investment Adviser: Hotchkis and Wiley Capital Management, LLC (Hotchkis and Wiley), Lazard Asset Management LLC (Lazard)	0.28%	30.47%	13.52%	13.15%
Seeks to provide an above-average level of current income and reasonable long-term capital appreciation.	Vanguard® Equity Income Portfolio[24] Investment Adviser: Wellington Management Company LLP (Wellington Management, The Vanguard Group, Inc. (Vanguard)	0.30%	3.25%	10.45%	11.62%
Seeks to provide long-term capital appreciation.	Vanguard® Small Company Growth Portfolio[24] Investment Adviser: ArrowMark Partners, Vanguard Quantitative Equity Group	0.30%	23.18%	15.74%	13.53%
Seeks to provide long-term capital growth by investing primarily in common stocks.	Victory Sycamore Established Value Fund (Class A)[23,25] Investment Adviser: Victory Capital Management Inc.	0.90%	23.93%	12.22%	13.81%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[23]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[24]	Vanguard is a trademark of The Vanguard Group, Inc.
[25]	The Victory Sycamore Established Value Fund is closed to new retirement investors. The Fund will continue to be available for investment by existing investors and through retirement plans that currently offer the Fund.
ISP.109860-22	34

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide capital appreciation.	Victory Sycamore Small Company Opportunity Fund (Class R)[26] Investment Adviser: Victory Capital Management Inc.	1.42%	24.92%	10.78%	12.91%
Seeks long-term growth of capital and income.	Virtus NFJ Dividend Value Fund (Class A)[26] Investment Adviser: Allianz Global Investors U.S. LLC	1.02%	-7.86%	6.72%	7.68%
Seeks long-term growth of capital and income.	Virtus NFJ Small-Cap Value Fund (Class A)[26] Investment Adviser: Allianz Global Investors U.S. LLC	1.22%	-9.85%	4.03%	5.34%
Seeks total return consisting of capital appreciation (both realized and unrealized) and current income; the secondary investment objective is long-term capital appreciation.	Voya Balanced Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.64%	9.42%	7.16%	7.70%
Seeks to maximize total return through a combination of current income and capital appreciation.	Voya Global Bond Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.07%	-5.03%	3.54%	2.20%
Seeks long-term capital growth and current income.	Voya Global High Dividend Low Volatility Portfolio (Class I)[27] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%	20.87%	10.47%	8.86%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[26]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[27]	This Fund employs a managed volatility strategy. See “INVESTMENT OPTIONS - The Variable Investment Options - Funds Managed Volatility Strategies” for more information.
ISP.109860-22	35

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks a high level of current income consistent with liquidity and safety of principal through investment primarily in Government National Mortgage Association (“GNMA”) mortgage-backed securities (also known as GNMA Certificates) that are guaranteed as to the timely payment of principal and interest by the U.S. government.	Voya GNMA Income Fund (Class A)[28] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.85%	0.91%	2.07%	1.94%
Seeks to provide high current return consistent with preservation of capital and liquidity, through investment in high-quality money market instruments while maintaining a stable share price of $1.00.	Voya Government Money Market Portfolio (Class I)[29] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	0.09%	0.90%	0.47%
Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Growth and Income Portfolio (Class I)[30] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.66%	29.00%	17.52%	15.05%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[28]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[29]	There is no guarantee that the Voya Government Money Market Portfolio Subaccount will have a positive or level return.
[30]	The Voya Growth and Income Portfolio is only available to those Contracts that were offering the ING Opportunistic LargeCap Portfolio (Class I) as of August 20, 2010.
ISP.109860-22	36

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Growth and Income Portfolio (Class S)[31] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.91%	28.72%	17.23%	14.76%
Seeks to provide investors with a high level of current income and total return.	Voya High Yield Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.75%	5.01%	5.61%	6.04%
Seeks to outperform the total return performance of the S&P 500® Index while maintaining a market level of risk.	Voya Index Plus LargeCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.57%	29.25%	17.74%	15.86%
Seeks to outperform the total return performance of the S&P MidCap 400® Index while maintaining a market level of risk.	Voya Index Plus MidCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%	27.74%	11.32%	13.16%
Seeks to outperform the total return performance of the S&P SmallCap 600® Index while maintaining a market level of risk.	Voya Index Plus SmallCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%	28.45%	9.69%	12.71%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[31]	The Voya Growth and Income Portfolio is only available to those Contracts that were offering the ING Growth and Income Portfolio II (Class S) as of August 7, 2009.
ISP.109860-22	37

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2025 Portfolio (Class S2)[32] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	10.24%	9.74%	8.81%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2030. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2030 Portfolio (Class S2)[32,33] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	12.01%	10.78%	9.71%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2035 Portfolio (Class S2)[32] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	13.65%	11.64%	10.51%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[32]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[33]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	38

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2040. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2040 Portfolio (Class S2)[34,35] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	16.09%	12.61%	11.15%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2045 Portfolio (Class S2)[34] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	17.28%	13.05%	11.47%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2050. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2050 Portfolio (Class S2)[34,35] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	17.33%	12.98%	11.41%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[34]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[35]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	39

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2055 Portfolio (Class S2)[36] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	17.43%	13.10%	11.51%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2060. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2060 Portfolio (Class S2)[36,37] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	17.87%	13.23%	N/A
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2065 Portfolio (Class S2)[36,37] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	17.87%	N/A	N/A

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[36]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[37]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	40

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution Income Portfolio (Class S2)[38] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.79%	5.69%	6.78%	5.89%
Seeks to maximize total return through income and capital appreciation.	Voya Intermediate Bond Fund (Class A)[39] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.70%	-1.35%	3.87%	3.77%
Seeks to maximize total return consistent with reasonable risk. The Portfolio seeks its objective through investments in a diversified portfolio consisting primarily of debt securities. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Intermediate Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.55%	-0.88%	4.17%	4.14%
Seeks maximum total return.	Voya International High Dividend Low Volatility Portfolio (Class S)[40] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.98%	11.79%	5.94%	5.65%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[38]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[39]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[40]	This Fund employs a managed volatility strategy. See “INVESTMENT OPTIONS - The Variable Investment Options - Funds With Managed Volatility Strategies” for more information.
ISP.109860-22	41

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index.	Voya International Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	10.86%	9.37%	7.81%
Seeks long-term capital appreciation.	Voya Large-Cap Growth Fund (Class A)[41] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.96%	19.19%	21.19%	17.27%
Seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class I)[42] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.67%	19.55%	21.57%	17.83%
A non-diversified Fund that seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.92%	19.28%	21.27%	17.54%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[41]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[42]	This Fund is only available to those Contracts that were offering the ING Lord Abbett Growth and Income Portfolio (Class I) and the ING Pioneer Equity Income Portfolio (Class I) prior to January 21, 2011. Class S shares remain available for investment under the Contract.
ISP.109860-22	42

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term growth of capital and current income.	Voya Large Cap Value Fund (Class A)[43] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.10%	26.20%	11.57%	11.73%
Seeks long-term growth of capital and current income.	Voya Large Cap Value Portfolio (Class I)[44] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.64%	26.99%	12.07%	12.26%
Seeks long-term growth of capital and current income.	Voya Large Cap Value Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.86%	26.67%	11.78%	11.97%
Seeks long-term capital appreciation.	Voya MidCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.66%	12.07%	18.81%	15.40%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[43]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
[44]	This Fund is only available to those Contracts that were offering the ING Pioneer Equity Income Portfolio (Class I) and/or the Pioneer Mid Cap Value VCT Portfolio (Class I) prior to July 27, 2007. Class S shares remain available for investment under the Contract.
ISP.109860-22	43

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks maximum long-term capital appreciation.	Voya Multi-Manager International Small Cap Fund (Class A)[45] Investment Adviser: Voya Investments, LLC Subadviser: Acadian Asset Management LLC and Victory Capital Management Inc.	1.53%	8.87%	10.42%	9.82%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Growth Index.	Voya RussellTM Large Cap Growth Index Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.68%	30.36%	25.84%	19.84%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Index.	Voya RussellTM Large Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%	27.41%	19.26%	16.76%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Value Index.	Voya RussellTM Large Cap Value Index Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%	22.72%	10.46%	12.06%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[45]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	44

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index.	Voya RussellTM Mid Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.40%	22.17%	14.66%	14.48%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index.	Voya RussellTM Small Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	14.34%	11.65%	12.98%
Seeks growth of capital primarily through investment in a diversified portfolio of common stock of companies with smaller market capitalizations.	Voya Small Company Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.90%	14.76%	8.78%	12.20%
Seeks long-term capital appreciation.	Voya SmallCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.85%	4.67%	10.68%	12.18%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.109860-22	45

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2025 Portfolio (Class S2)[46] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.12%	10.49%	9.86%	8.88%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2030. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2030 Portfolio (Class S2)[46,47] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.12%	12.35%	10.88%	9.84%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[46]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[47]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	46

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2035 Portfolio (Class S2)[48] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.13%	13.91%	11.59%	10.27%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2040. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal	Voya Solution 2040 Portfolio (Class S2)[48,49] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.13%	15.88%	12.53%	11.14%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2045 Portfolio (Class S2)[48] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.15%	17.10%	12.79%	11.19%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[48]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[49]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	47

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2050. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2050 Portfolio (Class S2)[50,51] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.16%	16.91%	12.79%	11.32%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal	Voya Solution 2055 Portfolio (Class S2)[50] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.18%	17.09%	12.85%	11.25%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[50]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[51]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	48

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2060. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2060 Portfolio (Class S2)[52,53] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.18%	16.93%	12.79%	N/A
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2065 Portfolio (Class S2)[52,53] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.18%	17.17%	N/A	N/A
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution Income Portfolio (Class S2)[52] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.08%	6.25%	7.23%	6.21%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[52]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
[53]	This Fund is available under your variable annuity Contract. If this Fund was not added to your plan by September 1, 2021, the Fund was automatically made available to your plan on or about November 12, 2021.
ISP.109860-22	49

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide total return (i.e., income and capital growth, both realized and unrealized) consistent with preservation of capital.	Voya Strategic Allocation Conservative Portfolio (Class I)[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.71%	9.14%	7.98%	7.59%
Seeks to provide capital appreciation.	Voya Strategic Allocation Growth Portfolio (Class I)[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.77%	17.35%	12.25%	10.94%
Seeks to provide total return (i.e., income and capital appreciation, both realized and unrealized).	Voya Strategic Allocation Moderate Portfolio (Class I)[54] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.75%	13.84%	10.48%	9.45%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Bloomberg Barclays U.S. Aggregate Bond Index.	Voya U.S. Bond Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%	-1.87%	3.22%	2.55%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[54]	This Fund is structured as a Fund of Funds or “master-feeder” Fund that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS - The Variable Investment Options - Fund of Funds” for more information.
ISP.109860-22	50

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	1.10%	27.30%	10.39%	13.13%
Seeks capital appreciation.	VY® Baron Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: BAMCO, Inc.	1.24%	20.43%	22.83%	17.10%
Seeks total return including capital appreciation and current income.	VY® CBRE Real Estate Portfolio (Class S)[55] Investment Adviser: Voya Investments, LLC Subadviser: CBRE Investment Management Listed Real Assets, LLC	1.12%	34.14%	9.82%	8.89%
Seeks total return consisting of long-term capital appreciation and current income.	VY® Columbia Contrarian Core Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	0.98%	23.94%	17.25%	15.49%
Seeks long-term growth of capital.	VY® Columbia Small Cap Value II Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	1.17%	34.22%	10.02%	12.43%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[55]	Prior to May 1, 2022, this Fund was known as VY® Clarion Real Estate Portfolio.
ISP.109860-22	51

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks capital growth and income.	VY® Invesco Comstock Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.95%	32.96%	11.31%	12.71%
Seeks total return consisting of long-term capital appreciation and current income.	VY® Invesco Equity and Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.89%	18.31%	9.25%	10.30%
Seeks capital appreciation.	VY® Invesco Global Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.80%	15.37%	18.15%	14.29%
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.86%	28.97%	10.25%	12.34%
Seeks capital appreciation.	VY® JPMorgan Emerging Markets Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.51%	-10.00%	13.49%	7.33%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.109860-22	52

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks growth from capital appreciation.	VY® JPMorgan Mid Cap Value Portfolio (Class S)[56] Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.13%	29.51%	10.36%	12.70%
Seeks capital growth over the long-term.	VY® JPMorgan Small Cap Core Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.11%	18.32%	12.45%	14.17%
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.89%	18.40%	14.98%	13.62%
Seeks long-term capital appreciation.	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio (Class I)[57] Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.78%	13.80%	19.98%	16.94%
Seeks long-term capital appreciation.	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	1.03%	13.58%	19.68%	16.65%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[56]	The VY® JPMorgan Mid Cap Value Portfolio is only available to plans offering the Fund prior to February 7, 2014.
[57]	The VY® T. Rowe Price Diversified Mid Cap Growth Portfolio is only available to plans that were offering I Class prior to November 3, 2005. Class S shares remain available for investment under the Contract.
ISP.109860-22	53

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks a high level of dividend income as well as long-term growth of capital primarily through investments in stocks.	VY® T. Rowe Price Equity Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.86%	25.27%	11.00%	11.78%
A non-diversified Fund that seeks long-term growth through investments in stocks.	VY® T. Rowe Price Growth Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.86%	19.85%	22.89%	18.81%
Seeks long-term growth of capital.	VY® T. Rowe Price International Stock Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.97%	1.19%	10.18%	8.21%
Seeks long-term capital appreciation.	Wanger Acorn[58] Investment Adviser: Columbia Wanger Asset Management, LLC	0.95%	8.90%	15.88%	14.79%
Seeks long-term capital appreciation.	Wanger International Investment Adviser: Columbia Wanger Asset Management, LLC	1.25%	-2.73%	8.35%	7.04%
Seeks long-term capital appreciation.	Wanger Select Investment Adviser: Columbia Wanger Asset Management, LLC	1.16%	-14.87%	8.77%	9.91%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[58]	Prior to May 1, 2022, this Fund was known as Wanger USA.
ISP.109860-22	54

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks high current return.	Western Asset Mortgage Total Return Fund (Class A)[59] Investment Adviser: Legg Mason Partners Fund Advisor, LLC Subadviser: Western Asset Management Company	0.94%	0.77%	3.10%	3.45%

*	Operating expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[59]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS - Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public funds under 403(b) or Roth 403(b) annuity contracts.
ISP.109860-22	55

HOW TO GET MORE INFORMATION

This summary prospectus incorporates by reference the full Voya Map Plus NPSM Contract prospectus and Statement of Additional Information (“SAI”), each dated May 1, 2022, as amended or supplemented. You can find these documents online at https://vpx.broadridge.com/getcontract1.asp?dtype=isp&cid=voyavpx&fid=92912K216. You can also obtain these documents at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

EDGAR Contract Identifier: C000002964

ISP.109860-22	56